                                         Filed pursuant to Rule 424(b)(5)
                                         Registration Nos. 333-87847,
                                         333-87847-01 and 333-87847-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 4, 1999)


                                 21,300 SHARES

                                PPL CORPORATION

                                  COMMON STOCK

                                ---------------

Pursuant to a Sales Agency Agreement dated December 21, 2000 between PPL Corporation (the "Company") and UBS Warburg LLC ("UBS"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on December 21, 2000, and which is incorporated by reference herein, the Company has sold, through UBS, as agent of the Company, 1,900 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").


21,300 shares of Common Stock were sold from January 29, 2001 through February, 2, 2001.


Gross Proceeds to Company..........................  $893,208.64
Commission to Agent................................  $ 17,864.18
Net Proceeds to Company............................  $875,344.47
On February 2, 2001 the last reported sales price
of the Common Stock on the NYSE was................  $     42.48

Note:  SEC Fees were not used in arriving at any of the above figures.

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

             THIS PROSPECTUS SUPPLEMENT IS DATED FEBRUARY 6, 2001.